                                 EXHIBIT 99.1

                            1993 Stock Option Plan

                             MEASUREX CORPORATION
                            1993 STOCK OPTION PLAN
                            ----------------------

                     AS AMENDED THROUGH FEBRUARY 16, 1996


                                  ARTICLE ONE
                                    GENERAL
                                    -------


     I.   PURPOSE OF THE PLAN

          A. This 1993 Stock Option Plan ("Plan") is intended to promote the interests of Measurex Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. The Plan became effective immediately upon approval by the Corporation's stockholders at the 1993 Annual Stockholders Meeting held on April 20, 1993. Such date accordingly serves as the Effective Date of the Plan.

          C. This Plan shall serve as the successor to the Corporation's 1981 Stock Option Plan (the "1981 Plan"), and no further option grants or stock issuances shall be made under the 1981 Plan from and after the Effective Date of this Plan. All options outstanding under the 1981 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's common stock thereunder.

          D. For purposes of the various equity incentive programs in effect under the Plan, the following definitional provisions shall be in effect:

               BOARD: the Corporation's Board of Directors.

               COMMON STOCK: shares of the Corporation's common stock, par value $0.01 per share.

               CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                    (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                    (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
     (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

               CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                    (i)   a merger or consolidation in which the
     Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                    (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent

                                       2.

     (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger.

               EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

               FAIR MARKET VALUE: the closing selling price per share of Common Stock on the date in question on the New York Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no such reported price on the date in question, then the fair market value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

               HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

                    (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and
                             ---

                    (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

               SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

               TAKE-OVER PRICE: the greater of (a) the Fair Market Value per
                                    -------
share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered

                                       3.

option is an Incentive Option, the Take-Over Price shall not exceed the clause
(a) price per share.

          E. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

     II.  STRUCTURE OF THE PLAN

          A.   Stock Programs.  The Plan shall be divided into three separate
               --------------
equity incentive programs: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three, and the Salary Investment Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee Board members will automatically receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Salary Investment Option Grant Program, eligible individuals may elect, in accordance with the provisions of Article Four, to have a portion of their base salary reduced each year in return for options to purchase shares of Common Stock at an aggregate discount from the Fair Market Value of the option shares on the grant date equal to the salary reduction amount.

          B.   General Provisions.  Unless the context clearly indicates
               ------------------
otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Salary Investment Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

                                       4.

     III. ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Board until such time as the Board determines it appropriate to implement the following administrative structure pursuant to the applicable disinterested administration requirements of SEC Rule 16b-3:

                (i) A committee (the "Primary Committee") of two (2) or more non-employee Board members shall be appointed by the Board to have sole and exclusive authority to administer the Discretionary Option Grant and Salary Investment Option Grant Programs with respect to Board members eligible to participate in those programs. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date he is to be appointed to the Primary Committee, received an option grant or stock issuance under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program specified in Article Three of this Plan or the predecessor automatic grant program in effect under the 1981 Plan.

               (ii) Administration of the Discretionary Option Grant and Salary Investment Option Grant Programs with respect to the officers of the Corporation who are not Board members and all other key employees eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a secondary committee of two or more Board members appointed by the Board, or the Board may retain the power to administer those programs with respect to all individuals who are not Board members. Should a secondary committee be appointed, the membership may include Board members who are Employees of the Corporation eligible to receive discretionary option grants or stock issuances under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation).

               (iii) Members of the Primary Committee or any secondary committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any secondary committee appointed to administer the Discretionary Option Grant and Salary Investment Option Grant Programs with respect to non-Board members and may reassume all administrative powers and authority delegated to such committee.

                                       5.

          B. The term "Plan Administrator" as used from time to time in this plan document shall mean the particular entity, whether the Primary Committee, the Board or any secondary committee, which is authorized to administer the Discretionary Option Grant and Salary Investment Option Grant Programs with respect to one or more classes of eligible individuals, to the extent such entity is carrying out its administrative functions under those programs with respect to the individuals under its jurisdiction.

          C. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Salary Investment Option Grant Programs and to make such determinations under, and issue such interpretations of, the provisions of each such program and any outstanding option grants thereunder as it may deem necessary or advisable. All decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Salary Investment Option Grant Program under its jurisdiction or any outstanding option thereunder.

          D. Service on the Primary Committee or the secondary committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on each such committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant under the Plan.

          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and no Plan Administrator shall exercise any discretionary functions with respect to the option grants made pursuant to that program.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Salary Investment Option Grant Program under Article Four ("Optionees") are as follows:

               (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations); and

                                       6.

               (ii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B.   Non-employee Board members shall not be eligible to participate
                                                ---
in the Discretionary Option Grant or Salary Investment Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). Such non-employee Board members shall, however, be eligible to receive automatic option grants under Article Three.

          C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

     V.   STOCK SUBJECT TO THE PLAN

          A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 7,110,240 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance under the 1981 Plan as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1981 Plan (estimated to be 3,110,240 shares in the aggregate), plus (ii) an additional increase of 2,000,000 shares of Common Stock approved by the stockholders at the 1993 Annual Meeting, plus (ii) a further increase of 2,000,000 shares subject to the approval of the Corporation's stockholders at the 1996 Annual Meeting. If the latter 2,000,000-share increase is approved by the stockholders at the 1996 Annual Meeting, then the maximum number of shares for which options may be granted on the basis of that increase shall be limited to 1,000,000 shares in the aggregate during the twelve (12)-month period measured from the date of the 1996 Annual Meeting.

          B. To the extent one or more outstanding options under the 1981 Plan which have been incorporated into this Plan are subsequently exercised, the number of

                                       7.

shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          C. In no event any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 400,000 shares of Common Stock per calendar year, beginning with the 1996 calendar year.

          D. Should one or more outstanding options under this Plan (including outstanding options under the 1981 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1981 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

          E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which stock options and separately exercisable stock appreciation rights may be granted to any one participant under the Plan per calendar year,
(iii) the number and/or class of securities for which automatic option grants are to be subsequently made per non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant, Salary Investment Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1981 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       8.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------


     I.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided,
                                                                 --------
however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

          A.   Option Price.
               ------------

               1. The option price per share under this Article Two shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                    (i) payment in cash or check made payable to the Corporation's order;

                    (ii) payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                    (iii) payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                    (iv) payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm

                                       9.

     to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     B.   Term and Exercise of Options.
          ----------------------------

          Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No granted option shall, however, have a maximum term in excess of ten (10) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

     C.   Termination of Service.
          ----------------------

          1. In the event the Optionee should cease Service while holding one or more options under this Article Two, then each such option shall not remain exercisable beyond the limited post-Service exercise period specified by the Plan Administrator in the instrument evidencing the grant, unless the Plan Administrator otherwise extends such period in accordance with subparagraph C.5 below.

          2. During the post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, each option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any option shares for which such option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

                                      10.

          3. Should the Optionee die while holding one or more outstanding options under this Article Two, then each such option may be exercised, subject to the limitations of subparagraph 2 above, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution.

          4. Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiaries, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

          5. The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period specified in the instrument evidencing such grant to such greater period of time as the Plan Administrator shall deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

          6. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this Article Two to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

          D.   Stockholder Rights.
               ------------------

               An Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the option price for the purchased shares.

          E.   Repurchase Rights.
               -----------------

               The shares of Common Stock acquired under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

               1. The Plan Administrator shall have the discretion to grant options for unvested shares of Common Stock under this Article Two. Should the Optionee cease

                                      11.

Service while holding any unvested shares purchased under such options, then the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

          2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

     II.  INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.
      ---

          A.   Dollar Limitation.  The aggregate fair market value (determined
               -----------------
as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may

                                      12.

nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B.   10% Stockholder.  If any individual to whom an Incentive Option
               ---------------
is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

     III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

          A. Each option which is outstanding under this Article Two at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive. The Plan Administrator shall also have full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

          B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                                      13.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such
                         --------
securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

          G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

     IV.  STOCK APPRECIATION RIGHTS

          A. One or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under

                                      14.

the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

          B. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Discretionary Option Grant Program. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the officer shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The balance of the option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.

                                      15.

                                 ARTICLE THREE

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------


     I.   ELIGIBILITY

          A.   Eligible Optionees.  The individuals eligible to receive
               ------------------
automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Plan, whether through appointment by the Board or election by the Corporation's stockholders, provided they have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation), and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholder Meetings held while this Automatic Grant Program remains in effect, including the 1993 Annual Meeting coincident with the Effective Date.

          B.   Limitation.  Except for the option grants to be made pursuant to
               ----------
the provisions of this Automatic Option Grant Program (and any automatic grants made under the predecessor program in effect under the 1981 Plan), non-employee Board members shall not be eligible to receive any additional option grants or
                    ---
stock issuances under this Plan or any other stock plan of the Corporation (or its parent or subsidiaries).

     II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.   Grant Dates.  Option grants will be made under this Article Three
               -----------
on the dates specified below:

                    (i) Each individual who first becomes a non-employee Board member on or after the Effective Date of this Plan, whether through election by the stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 16,000 shares of Common Stock upon the terms and conditions of this Article Three.

                    (ii) Each individual who continues to serve as a non-employee Board member at one or more Annual Stockholder Meetings held while this Automatic Grant Program remains in effect, including the 1993 Annual Meeting, shall automatically be granted at each such meeting, whether or not he is standing for re-election at that meeting, a non-statutory stock option to purchase an additional 4,000 shares of Common Stock upon the terms and conditions of this Article Three, provided he has served as a non-

                                      16.

     employee Board member for at least six (6) months prior to that time. There shall be no limit on the number of 4,000-share option grants any one non-employee Board member may receive over the period of Board service.

          The 16,000-share and 4,000-share limitation on the automatic grants to be made to each newly-elected or continuing non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

          B.   Option Price.  The option price per share of each automatic
               ------------
option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.   Payment.  The option price shall become immediately due upon
               -------
exercise of the option and shall be payable in one of the alternative forms specified in Section I.A.2 of Article Two.

          D.   Option Term.  Each automatic grant under this Article Three shall
               -----------
have a maximum term of ten (10) years measured from the automatic grant date.

          E.   Exercisability.  Each automatic grant shall become exercisable in
               --------------
a series of four (4) equal and successive annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable one (1) year after the automatic grant date. The option shall not become exercisable for any additional option shares following the Optionee's cessation of Board service for any reason.

          F.   Non-Transferability.  During the lifetime of the non-employee
               -------------------
Board member, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by that individual and shall not be assignable or transferable other than by transfer of the option by will or by the laws of descent and distribution following the Optionee's death.

          G.   Effect of Termination of Board Membership.
               -----------------------------------------

               1. Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such Optionee shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

                                      17.

               2. Should the Optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

               3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)- year option term. Upon the expiration of the applicable exercise period under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten (10)- year option term, the automatic grant shall terminate and cease to be outstanding for all shares for which such option was exercisable at the time of the Optionee's cessation of Board service but for which that option was not subsequently exercised.

          H.   Stockholder Rights.  The holder of an automatic option grant
               ------------------
under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I.   Remaining Terms.  The remaining terms and conditions of each
               ---------------
automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. Each automatic option grant outstanding at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

                                      18.

          B. Each automatic option grant outstanding at the time of a Change in Control shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term.

          C. Upon the occurrence of a Hostile Take-Over, each non-employee Board member holding an automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

          D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          A.   Limited Amendments.  The provisions of this Automatic Option
               ------------------
Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                      19.

                                 ARTICLE FOUR

                    SALARY INVESTMENT OPTION GRANT PROGRAM
                    --------------------------------------


     I.   ELIGIBILITY

          The Primary Committee shall have plenary authority to select, prior to the start of each calendar year, the particular key employees who will be eligible for participation in the Salary Investment Option Grant Program for that calendar year. In order to become an actual participant for a particular calendar year, each selected individual must, prior to the start of that calendar year, file with the Primary Committee (or its designate) an irrevocable authorization pursuant to which the Corporation is to reduce his base salary for that calendar year by a designated multiple of five percent (5%).

          The Primary Committee shall review the filed authorizations and determine whether to approve, in whole or in part, one or more of those authorizations. To the extent the Primary Committee approves one or more such authorizations, the participants who filed those authorizations shall be granted options under this Article Four option program. To the extent one or more authorizations are not approved by the Primary Committee, those authorizations shall have no force or effect and no discounted options shall be granted with respect to the unapproved salary reductions.

          To the extent options are granted under the Salary Investment Option Grant Program, such options shall be non-statutory options evidenced by instruments in such form as the Primary Committee shall from time to time approve; provided, however, that each such instrument shall comply with and
         --------
incorporate the terms and conditions specified below.

     II.  TERMS AND CONDITIONS OF OPTION

          A.   Option Price.
               ------------

               1. The option price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified in
Section I.A.2 of Article Two.

                                      20.

          B.   Number of Option Shares.
               -----------------------

               1. The number of shares of Common Stock for which each grant under this Article Four is to be made to a selected Optionee shall be determined pursuant to the following formula:

               X = A / (B x 66-2/3%)

     where  X is the number of option shares,

               A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

               B is the Fair Market Value per share of Common Stock on the date of the grant.

          C.   Term and Exercise of Options.
               ----------------------------

               1. Each option shall have a maximum term of ten (10) years measured from the grant date. Provided the Optionee continues in Service, the option shall become exercisable for (A) fifty percent (50%) of the option shares on last day of June next following the grant date and (B) for the balance of the option shares in a series of six (6) successive equal monthly installments on the last day of each of the next six (6) calendar months.

               2. During the Optionee's lifetime, the option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option by will or by the laws of descent and distribution following the Optionee's death.

          D.   Effect of Termination of Service.
               --------------------------------

               1. Should an Optionee cease Service for any reason after one or more of his outstanding options under this Article Four have become exercisable in whole or in part, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable on the date of such cessation of Service, until the expiration of the ten (10)-year option term or its sooner termination under Section F.1 of this Article Four. Following the Optionee's death, each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, but any such exercise must be effected prior to the expiration or sooner termination of the option term.

                                      21.

               2. Should the Optionee die before one or more of his outstanding options under this Article Four become exercisable for any of the option shares, then the personal representative of the Optionee's estate or the person or persons to whom such options are transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall nevertheless have the right to exercise each such option for up to that number of option shares equal to (A) one-twelfth (1/12) of the total number of option shares multiplied by (B) the number of full calendar months which will have elapsed between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Such exercise must occur prior to the specified expiration date of the option term or (if earlier) the first anniversary of the date of the Optionee's death. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable. Each such option shall, with respect to the balance of the option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to be outstanding with respect to those option shares.

               3. Should the Optionee become permanently disabled (as determined in accordance with Section 22(e) of the Internal Revenue Code) and cease by reason thereof to remain in Service before one or more of his outstanding options under this Article Four become exercisable for any of the option shares, then the Optionee shall nevertheless have the right to exercise each such option for up to that number of option shares equal to (A) one-twelfth (1/12) of the total number of option shares multiplied by (B) the number of full calendar months which will have elapsed between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Each such exercise must, however, be effected prior to the expiration of the ten (10)-year option term or its sooner termination under Section F.1 of this Article Four. The option shall, with respect to the balance of the option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to be outstanding with respect to those option shares.

               4. Except to the limited extent specifically provided in subparagraphs 2 and 3 above, should the Optionee cease for any reason to remain in Service before one or more of his outstanding options under this Article Four become exercisable for any of the option shares, then each such non-exercisable option shall immediately terminate upon such cessation of Service and cease to be outstanding.

          E.   Stockholder Rights.  The Optionee shall have none of the rights
               ------------------
of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the option price for those shares.

                                      22.

          F.   Corporate Transaction/Change in Control.
               ---------------------------------------

               1. Should any Corporate Transaction occur while the Optionee remains in Service, then each outstanding option held by such Optionee under this Article Four shall become exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all of the shares at the time subject to such option and may be exercised for any or all of such shares. Upon the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor corporation or parent thereof.

               2. Should a Change in Control occur while the Optionee is still in Service, then each outstanding option held by such Optionee under this Article Four shall, immediately prior to the effective date of such Change in Control, become exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term.

               3. The grant of options under this Article Four shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                      23.

                                 ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------

     I.   AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any equity incentive program hereunder) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment, and
(ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights in the aggregate per calendar year, or the number of shares for which options may be granted to newly-elected or continuing non-employee Board members under Article Three of the Plan, except for permissible adjustments under Section V.C. of Article One,
(ii) materially modify the eligibility requirements for plan participation or
(iii) materially increase the benefits accruing to Optionees.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and the Salary Investment Option Grant Programs which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant or the Salary Investment Option Grant Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or the vesting of shares acquired upon exercise of such options under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

                                      24.

          B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                    (i)   Stock Withholding:  The holder of the non-statutory
                          -----------------
     option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market equal to the percentage of the applicable Taxes (up to one hundred (100%)) specified by such holder.

                    (ii)  Stock Delivery:  The Plan Administrator may, in
                          --------------
     its discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock already held by such individual with an aggregate Fair Market Value equal to the percentage (up to one hundred percent (100%) as specified by such individual) of the Taxes incurred in connection with such option exercise or share vesting.

     III. EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan became effective immediately upon approval by the Corporation's stockholders at the 1993 Annual Meeting and serves as the successor to the 1981 Plan. No further option grants or stock issuances shall be made under the 1981 Plan from and after the date of 1993 Annual Meeting.

          B. Each option issued and outstanding under the 1981 Plan immediately prior to the Effective Date of this Plan has been incorporated into this Plan and is treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

                                      25.

          C. One or more provisions or features of this Plan may, in the Plan Administrator's discretion, be extended to one or more stock options outstanding under the 1981 Plan on the Effective Date and incorporated into this Plan.

          D.   The Plan shall terminate upon the earlier of (i) December 31,
                                                 -------
2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of options or stock appreciation rights granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

          E.   In February 1996, the Board approved an amendment to the Plan to
(i) eliminate the discretion of the Plan Administrator to grant options under the Discretionary Option Grant Program with an exercise price per share less than 100% of the Fair Market Value per share of Common Stock on the grant date,
(ii) eliminate the loan provisions of the Plan pursuant to which one or more Optionees would otherwise have the opportunity to finance the exercise of their outstanding options through the delivery of full-recourse promissory notes and
(iii) increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares, with not more than 1,000,000 shares of that increase to be made the subject of option grants under the Plan during the twelve (12)-month period measured from the date of the 1996 Annual Stockholders Meeting. The 2,000,000-share increase is subject to stockholder approval at the 1996 Annual Stockholders Meeting, and no options granted on the basis of that increase shall become exercisable in whole or in part, unless and until such stockholder approval is obtained. If such stockholder approval is not obtained at the 1996 Annual Meeting, then all options granted on the basis of such increase shall terminate and cease to be outstanding, and no further options shall be granted in reliance upon such increase.

     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

     V.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                                      26.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the common stock is then listed.

     VI.  NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VII. MISCELLANEOUS PROVISIONS

          A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as specifically provided in the Plan.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                      27.

                                   EXHIBIT A
                                   ---------

                     NON-STATUTORY STOCK OPTION AGREEMENT

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

                                      28.